Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT AND LIMITED WAIVER TO LOAN AGREEMENT

THIS SECOND AMENDMENT AND LIMITED WAIVER TO LOAN AGREEMENT (this “Amendment”) is effective as of October 9, 2026 (the “Amendment Effective Date”), by and among PERFECT MOMENT LTD., a Delaware corporation (the “Borrower”), the Required Lenders (as defined in the Loan Agreement) signatory hereto and X3 HIGHER MOMENT FUND LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

R E C I T A L S:

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Loan Agreement dated as of March 30, 2026 (as amended by that certain First Amendment to Loan Agreement effective as of August 20, 2026, and as further amended, modified, supplemented or restated from time to time, the “Loan Agreement”). Capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Loan Agreement.

WHEREAS, the Borrower has requested that X3 Higher Moment Fund LLC, in its capacity as a Lender, increase its Revolving Credit Commitment from $8,000,000.00 to $9,500,000.00, thereby increasing the Aggregate Revolving Commitment Amount from $10,000,000.00 to $11,500,000.00, and X3 Higher Moment Fund LLC is willing to do so on the terms and subject to the conditions set forth herein.

WHEREAS, a Key Person Event has occurred, and the Borrower has requested that the Administrative Agent and the Required Lenders waive, for a period of six (6) weeks, (i) the restriction on Revolving Credit Advances arising therefrom under Section 2.03(c) and Section 4.02(e) of the Loan Agreement and (ii) any Default or Event of Default arising therefrom under Section 7.01(p) of the Loan Agreement, and the Administrative Agent and the Required Lenders are willing to do so on the terms and subject to the conditions set forth herein.

WHEREAS, the parties hereto desire to amend certain provisions of the Loan Agreement and to grant the limited waiver, in each case pursuant to the terms and conditions set forth herein.

WHEREAS, the Borrower, the Administrative Agent and the Required Lenders constitute the parties required to amend the Loan Agreement, and to grant the waiver set forth herein, pursuant to Section 9.04(b) thereof, and X3 Higher Moment Fund LLC, as the Lender whose Revolving Credit Commitment is increased hereby, has provided its written consent hereto for purposes of Section 9.04(b)(i) thereof.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Required Lenders and the Administrative Agent agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

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SECTION 2. Amendments to Loan Agreement. Effective as of the Amendment Effective Date, the Loan Agreement is hereby amended as follows:

(a) The first recital of the Loan Agreement is hereby amended by deleting the reference to “Ten Million Dollars ($10,000,000)” and substituting “Eleven Million Five Hundred Thousand Dollars ($11,500,000)” therefor.

(b) Section 1.01 of the Loan Agreement is hereby amended by amending and restating the definition of “Aggregate Revolving Commitment Amount” in its entirety as follows:

“Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time. On the Closing Date, the Aggregate Revolving Commitment Amount was TEN MILLION DOLLARS ($10,000,000.00). As of the Second Amendment Effective Date, the Aggregate Revolving Commitment Amount is ELEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($11,500,000.00).

(c) Section 1.01 of the Loan Agreement is hereby further amended by inserting the following new definition in the appropriate alphabetical order:

“Second Amendment Effective Date” shall mean October 9, 2026.

(d) Schedule I (Commitment Schedule) of the Loan Agreement is hereby amended and restated in its entirety as follows:

Schedule I

Commitment Schedule

Lender	Revolving Credit Commitment
X3 Higher Moment Fund LLC	$9,500,000.00
Krane Capital LLC	$2,000,000.00
Total	$11,500,000.00

SECTION 3. Limited Waiver.

(a) Specified Key Person Event. The Borrower has notified the Administrative Agent that a Key Person Event has occurred pursuant to the terms of the Loan Agreement as a result of the resignation of Chath Weerasinghe and the cessation of Max Gottschalk’s usual role with the Borrower (the “Specified Key Person Event”). For purposes of this Amendment, “Waiver Period” means the period commencing on the Amendment Effective Date and ending at 11:59 p.m. (New York City time) on the date that is six (6) weeks after the Amendment Effective Date.

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(b) Waiver. Subject to the terms and conditions set forth herein, the Administrative Agent (with the approval of the Required Lenders, as evidenced by their execution of this Amendment) and the Required Lenders hereby waive, solely for the duration of the Waiver Period:

(i) the restriction on the making of Revolving Credit Advances set forth in Section 2.03(c)(ii) of the Loan Agreement, and the condition precedent set forth in Section 4.02(e) of the Loan Agreement, in each case solely to the extent arising from the Specified Key Person Event, it being agreed that, during the Waiver Period, the Specified Key Person Event shall be deemed to have been waived by the Administrative Agent (with the approval of the Required Lenders) for purposes of Section 2.03(c)(ii)(2) and Section 4.02(e) of the Loan Agreement; and

(ii) any Default or Event of Default under Section 7.01(p) of the Loan Agreement arising solely from the Specified Key Person Event and the failure of the Borrower to appoint, within the Key Person Cure Period, a successor for any Key Person who is the subject of the Specified Key Person Event, and any such Default shall be disregarded for purposes of Section 2.03(c)(iii) and Section 4.02(c) of the Loan Agreement during the Waiver Period.

(c) Other Conditions Unaffected. For the avoidance of doubt, each Revolving Credit Advance requested or made during the Waiver Period shall remain subject to the satisfaction of all other conditions and restrictions set forth in Section 2.03 and Article IV of the Loan Agreement (including, without limitation, that no Cash Sweep Period shall be occurring and that no other Default or Event of Default shall have occurred and be continuing).

(d) Expiration of Waiver. Unless, prior to the expiration of the Waiver Period, the Borrower has appointed a successor with similar industry experience, reputation and expertise for each Key Person who is the subject of the Specified Key Person Event, which successor has been approved in writing by the Administrative Agent (with the approval of the Required Lenders), in each case in accordance with Section 2.03(c)(ii)(1) and Section 7.01(p) of the Loan Agreement, then, upon the expiration of the Waiver Period and without notice to or further action by any party: (i) the waiver set forth in clause (b) above shall automatically terminate; (ii) no Revolving Credit Advance may be made pursuant to Section 2.03(c)(ii) and Section 4.02(e) of the Loan Agreement; (iii) the Key Person Cure Period applicable to the Specified Key Person Event shall be deemed to have expired and an Event of Default under Section 7.01(p) of the Loan Agreement shall be deemed to have occurred and be continuing; and (iv) the Administrative Agent and the Lenders shall be entitled to exercise any and all rights and remedies available under the Loan Documents and applicable law with respect thereto.

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(e) Limited Nature of Waiver. The waiver set forth in this Section 3 is limited precisely as written and shall be effective only for the Waiver Period and only with respect to the Specified Key Person Event, and shall be effective only in the specific instance and for the specific purpose for which given in accordance with Section 9.04 of the Loan Agreement. Nothing herein shall be deemed to (i) constitute a waiver of any other Default or Event of Default, whether now existing or hereafter arising, or of any other Key Person Event (including any further resignation, termination or cessation of role of any Key Person), (ii) constitute a consent to or waiver of any other departure from the terms of the Loan Agreement or any other Loan Document, or (iii) establish a course of dealing or obligate the Administrative Agent or any Lender to grant any similar or further waiver in the future.

SECTION 4. No Other Amendment or Waiver. Except for the amendments set forth above in Section 2 and the limited waiver set forth in Section 3, the text of the Loan Agreement shall remain unchanged and in full force and effect. On and after the Amendment Effective Date, all references to the Loan Agreement shall hereafter mean the Loan Agreement as amended by this Amendment. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Loan Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Loan Agreement, except as herein amended or expressly waived, nor affect nor impair any rights, powers or remedies under the Loan Agreement as hereby amended. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Loan Agreement, as heretofore and hereby amended, with the Loan Agreement, as amended, being hereby ratified and affirmed. The Borrower hereby expressly agrees that the Loan Agreement, as amended, is in full force and effect.

SECTION 5. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Administrative Agent and Lenders hereunder are subject to the following conditions:

(a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party; and

(b) the fact that the representations and warranties of the Borrower contained in Section 6 of this Amendment shall be true and correct in all material respects on and as of the date hereof.

SECTION 6. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and Lenders as follows:

(a) No Default or Event of Default under the Loan Documents (other than the Default or Event of Default arising from the Specified Key Person Event, which is waived for the Waiver Period pursuant to Section 3 of this Amendment) has occurred and is continuing on the date hereof.

(b) The Borrower has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by the Borrower.

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, provided that such enforceability is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.

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(d) The execution and delivery of this Amendment and the performance by the Borrower hereunder does not and will not, as a condition to such execution, delivery and performance, require the consent or approval of any third party, including without limitation any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, nor be in contravention of or in conflict with the organizational or operational documents of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is party or by which the assets or properties of the Borrower are or may become bound.

(e) On the Amendment Effective Date, both immediately prior to, and immediately after giving effect to, this Amendment, all representations and warranties of the Borrower set forth in the Loan Documents (including, without limitation, the representations and warranties of the Borrower contained in Article V of the Loan Agreement) shall be true and correct in all material respects (other than any such representation or warranty that is untrue solely as a result of the Specified Key Person Event).

SECTION 7. Counterparts; Governing Law. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 8. Amendment. This Amendment may not be amended or modified without the written consent of the Borrower, Administrative Agent and the Required Lenders.

SECTION 9. Effective Date. This Amendment shall be effective as of the Amendment Effective Date.

SECTION 10. Further Assurances. The Borrower agrees to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

SECTION 11. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

BORROWER:

PERFECT MOMENT LTD.

By:	/s/ Jane Gottschalk
Name:	Jane Gottschalk
Title:	President

ADMINISTRATIVE AGENT:

X3 HIGHER MOMENT FUND LLC

By:	/s/ Andrew J. Redleaf
Name:	Andrew J. Redleaf
Title:	Managing Member

REQUIRED LENDERS:

X3 HIGHER MOMENT FUND LLC

By:	/s/ Andrew J. Redleaf
Name:	Andrew J. Redleaf
Title:	Managing Member

[Signature Page to Second Amendment and Limited Waiver to Loan Agreement]

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